Exhibit 10.1

EXECUTION VERSION

GS MORTGAGE SECURITIES CORPORATION II,

PURCHASER

and

GOLDMAN SACHS MORTGAGE COMPANY,

SELLER

MORTGAGE LOAN PURCHASE AGREEMENT

Dated as of November 1, 2015

Series 2015-GS1

This Mortgage Loan Purchase Agreement (“Agreement”), dated as of November 1, 2015, is between GS Mortgage Securities Corporation II, a Delaware corporation, as purchaser (in such capacity, the “Purchaser”), and Goldman Sachs Mortgage Company, a New York limited partnership, as seller (the “Seller”).

Capitalized terms used in this Agreement not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement, dated as of November 1, 2015 (the “Pooling and Servicing Agreement”), among GS Mortgage Securities Corporation II, as depositor (in such capacity, the “Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), Wells Fargo Bank, National Association, as special servicer (in such capacity, the “Special Servicer”), Situs Holdings, LLC, as operating advisor, Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”), and Wilmington Trust, National Association, as trustee (the “Trustee”), pursuant to which the Purchaser will transfer the Mortgage Loans (as defined herein), together with certain other mortgage loans, to a trust fund and certificates representing ownership interests in the Mortgage Loans, together with the other mortgage loans, will be issued by the trust fund (the “Trust Fund”). In exchange for the Mortgage Loans and the other mortgage loans, the Trust Fund will issue to or at the direction of the Depositor certificates to be known as GS Mortgage Securities Trust 2015-GS1, Commercial Mortgage Pass-Through Certificates, Series 2015-GS1 (collectively, the “Certificates”). For purposes of this Agreement, “Mortgage Loans” refers to the mortgage loans listed on Exhibit A and “Mortgaged Properties” refers to the properties securing such Mortgage Loans.

The Purchaser and the Seller wish to prescribe the manner of sale of the Mortgage Loans from the Seller to the Purchaser and in consideration of the premises and the mutual agreements hereinafter set forth, agree as follows:

SECTION 1         Sale and Conveyance of Mortgages; Possession of Mortgage File. The Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse (except as otherwise specifically set forth herein), (subject to the rights of the holders of interests in the 590 Madison Companion Loans, the South Plains Mall Companion Loans, the Westin Boston Waterfront Companion Loans, the Element LA Companion Loans, the Glenbrook Square Companion Loan, the Hammons Hotel Portfolio Companion Loans, the GSA Portfolio Companion Loan and the DoubleTree Hotel Universal Companion Loans) all of its right, title and interest in and to the Mortgage Loans identified on Exhibit A to this Agreement (the “Mortgage Loan Schedule”) including all interest and principal received on or with respect to the Mortgage Loans after the Cut-Off Date, (excluding payments of principal, interest and other amounts due and payable on the Mortgage Loans on or before the Cut-Off Date). Upon the sale of the Mortgage Loans, the ownership of each related Note, the Seller’s interest in the related Mortgage represented by the Note and the other contents of the related Mortgage File (subject to the rights of the holders of interests in the 590 Madison Companion Loans, the South Plains Mall Companion Loans, the Westin Boston Waterfront Companion Loans, the Element LA Companion Loans, the Glenbrook Square Companion Loan, the Hammons Hotel Portfolio Companion Loans, the GSA Portfolio Companion Loan and the DoubleTree Hotel Universal Companion Loans) will be vested in the Purchaser and immediately thereafter the Trustee, and the ownership of records and documents with respect to each Mortgage Loan (other than those to be held by the holders of the 590 Madison Companion Loans, the South Plains Mall Companion

Loans, the Westin Boston Waterfront Companion Loans, the Element LA Companion Loans, the Glenbrook Square Companion Loan, the Hammons Hotel Portfolio Companion Loans, the GSA Portfolio Companion Loan and the DoubleTree Hotel Universal Companion Loans) prepared by or which come into the possession of the Seller shall (subject to the rights of the holders of interests in the 590 Madison Companion Loans, the South Plains Mall Companion Loans, the Westin Boston Waterfront Companion Loans, the Element LA Companion Loans, the Glenbrook Square Companion Loan, the Hammons Hotel Portfolio Companion Loans, the GSA Portfolio Companion Loan and the DoubleTree Hotel Universal Companion Loans) immediately vest in the Purchaser and immediately thereafter the Trustee. In connection with the transfer of the 590 Madison Mortgage Loan, the South Plains Mall Mortgage Loan, the Westin Boston Waterfront Mortgage Loan, the Glenbrook Square Mortgage Loan, the Element LA Mortgage Loan, the Hammons Hotel Portfolio Mortgage Loan, the DoubleTree Hotel Universal Mortgage Loan and the GSA Portfolio Mortgage Loan pursuant to this Section 1, the Seller does hereby assign to the Purchaser all of its rights, title and interest (solely in its capacity as the holder of the 590 Madison Mortgage Loan, the South Plains Mall Mortgage Loan, the Westin Boston Waterfront Mortgage Loan, the Element LA Mortgage Loan, the Glenbrook Square Mortgage Loan, the Hammons Hotel Portfolio Mortgage Loan, the GSA Portfolio Mortgage Loan and the DoubleTree Hotel Universal Mortgage Loan) in, to and under the related Co-Lender Agreement (it being understood and agreed that the Seller does not assign any right, title or interest that it or any other party may have thereunder in its capacity as any 590 Madison Companion Loan Holder, South Plains Mall Companion Loan Holder, Westin Boston Waterfront Companion Loan Holder, Element LA Companion Loan Holder, Glenbrook Square Companion Loan Holder, Hammons Hotel Portfolio Companion Loan Holder, GSA Portfolio Companion Loan Holder and DoubleTree Hotel Universal Companion Loan Holder). The Purchaser will sell certain of the Certificates (the “Public Certificates”) to the underwriters (the “Underwriters”) specified in the Underwriting Agreement, dated as of November 16, 2015 (the “Underwriting Agreement”), between the Purchaser and the Underwriters, and the Purchaser will sell certain of the Certificates (the “Private Certificates”) to the initial purchasers (the “Initial Purchasers” and, collectively with the Underwriters, the “Dealers”) specified in the Purchase Agreement, dated as of November 16, 2015 (the “Certificate Purchase Agreement”), between the Purchaser and Initial Purchasers.

The sale and conveyance of the Mortgage Loans is being conducted on an arms-length basis and upon commercially reasonable terms. As consideration for the Mortgage Loans, the Purchaser shall pay, by wire transfer of immediately available funds, to the Seller or at the Seller’s direction $697,524,361.40, plus accrued interest on the Mortgage Loans from and including December 1, 2015 to but excluding the Closing Date (but subject to certain post-settlement adjustment for expenses incurred by the Underwriters and the Initial Purchasers on behalf of the Depositor and for which the Seller is specifically responsible).

The purchase and sale of the Mortgage Loans shall take place on the Closing Date.

SECTION 2         Books and Records; Certain Funds Received After the Cut-Off Date. From and after the sale of the Mortgage Loans to the Purchaser, record title to each Mortgage (other than with respect to any Mortgage Loan that is a Non-Serviced Mortgage Loan) and each Note shall be transferred to the Trustee subject to and in accordance with this

Agreement. Any funds due after the Cut-Off Date in connection with a Mortgage Loan received by the Seller shall be held in trust on behalf of the Trustee (for the benefit of the Certificateholders) as the owner of such Mortgage Loan and shall be transferred promptly to the Certificate Administrator. All scheduled payments of principal and interest due on or before the Cut-Off Date but collected after the Cut-Off Date, and all recoveries and payments of principal and interest collected on or before the Cut-Off Date (only in respect of principal and interest on the Mortgage Loans due on or before the Cut-Off Date and principal prepayments thereon), shall belong to, and shall be promptly remitted to, the Seller.

The transfer of each Mortgage Loan shall be reflected on the Seller’s balance sheets and other financial statements as the sale of such Mortgage Loan by the Seller to the Purchaser. The Seller intends to treat the transfer of each Mortgage Loan to the Purchaser as a sale for tax purposes. Following the transfer of the Mortgage Loans by the Seller to the Purchaser, the Seller shall not take any actions inconsistent with the ownership of the Mortgage Loans by the Purchaser and its assignees.

The transfer of each Mortgage Loan shall be reflected on the Purchaser’s balance sheets and other financial statements as the purchase of such Mortgage Loan by the Purchaser from the Seller. The Purchaser intends to treat the transfer of each Mortgage Loan from the Seller as a purchase for tax purposes. The Purchaser shall be responsible for maintaining, and shall maintain, a set of records for each Mortgage Loan which shall be clearly marked to reflect the transfer of ownership of each Mortgage Loan by the Seller to the Purchaser pursuant to this Agreement.

SECTION 3         Delivery of Mortgage Loan Documents; Additional Costs and Expenses. (a)  The Purchaser hereby directs the Seller, and the Seller hereby agrees, such agreement effective upon the transfer of the Mortgage Loans contemplated herein, to deliver to or deposit with (or cause to be delivered to or deposited with) the Custodian (on behalf of the Trustee), with copies to be delivered to the Master Servicer (other than with respect to the Non-Serviced Mortgage Loans) and the Special Servicer, respectively, on the dates set forth in Section 2.01 of the Pooling and Servicing Agreement, all documents, instruments and agreements required to be delivered by the Purchaser, or contemplated to be delivered by the Seller (whether at the direction of the Purchaser or otherwise), to the Custodian, the Master Servicer and the Special Servicer, as applicable, with respect to the Mortgage Loans under Section 2.01 of the Pooling and Servicing Agreement, and meeting all the requirements of such Section 2.01 of the Pooling and Servicing Agreement; provided that the Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

With respect to letters of credit (exclusive of those relating to Non-Serviced Mortgage Loans), the Seller shall deliver to the Master Servicer and the Master Servicer shall hold the original (or copy, if such original has been submitted by the Seller to the issuing bank to effect an assignment or amendment of such letter of credit (changing the beneficiary thereof to the Trustee (in care of the Master Servicer) for the benefit of the Certificateholders and, if applicable, the related Serviced Companion Loan Holder, that may be required in order for the Master Servicer to draw on such letter of credit on behalf of the Trustee for the benefit of the

Certificateholders and, if applicable, the related Serviced Companion Loan Holder, in accordance with the applicable terms thereof and/or of the related Loan Documents)) and the Seller shall be deemed to have satisfied any such delivery requirements by delivering with respect to any letter(s) of credit a copy thereof to the Custodian together with an Officer’s Certificate of the Seller certifying that such document has been delivered to the Master Servicer or an Officer’s Certificate from the Master Servicer certifying that it holds the letter(s) of credit pursuant to Section 2.01(b) of the Pooling and Servicing Agreement. If a letter of credit referred to in the previous sentence is not in a form that would allow the Master Servicer to draw on such letter of credit on behalf of the Trustee for the benefit of the Certificateholders and, if applicable, the related Serviced Companion Loan Holder, in accordance with the applicable terms thereof and/or of the related Loan Documents, the Seller shall deliver the appropriate assignment or amendment documents (or copies of such assignment or amendment documents if the Seller has submitted the originals to the related issuer of such letter of credit for processing) to the Master Servicer within 90 days of the Closing Date. The Seller shall pay any costs of assignment or amendment of such letter(s) of credit required in order for the Master Servicer to draw on such letter(s) of credit on behalf of the Trustee for the benefit of the Certificateholders and, if applicable, the related Serviced Companion Loan Holder and shall cooperate with the reasonable requests of the Master Servicer or the Special Servicer, as applicable, in connection with effectuating a draw under any such letter of credit prior to the date such letter of credit is assigned or amended in order that it may be drawn by the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders and, if applicable, the related Serviced Companion Loan Holder.

Notwithstanding any contrary provision set forth herein, in connection with the Element LA Whole Loan (1) instruments of assignment may be in blank and need not be recorded pursuant to this Agreement until the earlier of (i) the Element LA Companion Loan Securitization Date, if such instruments are required to be assigned and recorded pursuant to the related Other Pooling and Servicing Agreement, (ii) the Element LA Whole Loan becoming a Specially Serviced Mortgage Loan, (iii) in the case of an assignment of a letter of credit, such time, if any, as any such letter of credit is required to be drawn upon by the Master Servicer and (iv) the expiration of 180 days following the Closing Date, in which case assignments and recordations shall be effected in accordance with the provisions relating to Serviced Whole Loans until the occurrence, if any, of the Element LA Companion Loan Securitization Date, and (2) following the Element LA Companion Loan Securitization Date, the Person selling the related Companion Loan to the related Other Depositor, at its own expense, will be (a) entitled to direct the Trustee or Custodian to deliver the originals of all mortgage loan documents in its possession (other than the promissory note evidencing the Element LA Mortgage Loan and any allonges thereto) to the related Other Trustee or custodian therefor, (b) if the right under clause (a) is exercised, required to cause the retention by or delivery to the Trustee or Custodian of photocopies of the mortgage loan documents so delivered to such Other Trustee or other custodian, (c) if instruments of assignment have not been recorded pursuant to this Agreement, entitled to cause the completion and recordation of instruments of assignment in the name of such Other Trustee or other custodian, and (d) if the right under clause (c) is exercised, required to deliver to the Trustee or Custodian photocopies of any instruments of assignment so completed and recorded.

(b)         Except with respect to any Mortgage Loan that is a Non-Serviced Mortgage Loan, the Seller shall deliver to and deposit (or cause to be delivered to and deposited) with the Master Servicer within five (5) Business Days after the Closing Date: (i) a copy of the Mortgage File; (ii) all documents and records not otherwise required to be contained in the Mortgage File that (A) relate to the origination and/or servicing and administration of the Mortgage Loans and the South Plains Mall Companion Loans, the Westin Boston Waterfront Companion Loans, the Element LA Companion Loans (prior to the Element LA Companion Loan Securitization Date), the Glenbrook Square Companion Loan and the GSA Portfolio Companion Loan, (B) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans (including any asset summaries related to the Mortgage Loans that were delivered to the Rating Agencies in connection with the rating of the Certificates) and the South Plains Mall Companion Loans, the Westin Boston Waterfront Companion Loans, the Element LA Companion Loans (prior to the Element LA Companion Loan Securitization Date), the Glenbrook Square Companion Loan and the GSA Portfolio Companion Loan or for evidencing or enforcing any of the rights of the holder of the Mortgage Loans and the South Plains Mall Companion Loans, the Westin Boston Waterfront Companion Loans, the Element LA Companion Loans (prior to the Element LA Companion Loan Securitization Date), the Glenbrook Square Companion Loan and the GSA Portfolio Companion Loan or holders of interests therein and (C) are in the possession or under the control of the Seller; and (iii) all unapplied Escrow Payments and reserve funds in the possession or under control of the Seller that relate to the Mortgage Loans or the South Plains Mall Companion Loans, the Westin Boston Waterfront Companion Loans, the Element LA Companion Loans (prior to the Element LA Companion Loan Securitization Date), the Glenbrook Square Companion Loan and the GSA Portfolio Companion Loan, together with a statement indicating which Escrow Payments and reserve funds are allocable to each Mortgage Loan or to the South Plains Mall Companion Loans, the Westin Boston Waterfront Companion Loans, the Element LA Companion Loans (prior to the Element LA Companion Loan Securitization Date), the Glenbrook Square Companion Loan or the GSA Portfolio Companion Loan, provided that copies of any document in the Mortgage File and any other document, record or item referred to above in this sentence that constitutes a Designated Servicing Document shall be delivered to the Master Servicer on or before the Closing Date; provided that the Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

(c)         With respect to any Mortgage Loan secured by a Mortgaged Property that is subject to a franchise agreement with a related comfort letter in favor of the Seller that requires notice to or request of the related franchisor to transfer or assign any related comfort letter to the Trustee for the benefit of the Certificateholders or have a new comfort letter (or any such new document or acknowledgement as may be contemplated under the existing comfort letter) issued in the name of the Trustee for the benefit of the Certificateholders, the Seller or its designee shall, within 45 days of the Closing Date (or any shorter period if required by the applicable comfort letter), provide any such required notice or make any such required request to the related franchisor for the transfer or assignment of such comfort letter or issuance of a new comfort letter (or any such new document or acknowledgement as may be contemplated under the existing comfort letter), with a copy of such notice or request to the Custodian (who shall include such document in the related Mortgage File), the Master Servicer and the Special Servicer, and the Master Servicer shall use reasonable efforts in accordance with the Servicing Standard to acquire such replacement comfort letter, if necessary (or to acquire any such new document or acknowledgement as may be contemplated under the existing comfort letter), and the Master Servicer shall, as soon as reasonably practicable following receipt thereof, deliver the original of such replacement comfort letter, new document or acknowledgement, as applicable, to the Custodian for inclusion in the Mortgage File.

SECTION 4         Treatment as a Security Agreement. Pursuant to Section 1 hereof, the Seller has conveyed to the Purchaser all of its right, title and interest in and to the Mortgage Loans. The parties intend that such conveyance of the Seller’s right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a purchase and sale and not a loan. If such conveyance is deemed to be a pledge and not a sale, then the parties also intend and agree that the Seller shall be deemed to have granted, and in such event does hereby grant, to the Purchaser, a first priority security interest in all of its right, title and interest in, to and under the Mortgage Loans, all payments of principal or interest on such Mortgage Loans due after the Cut-Off Date, all other payments made in respect of such Mortgage Loans after the Cut-Off Date (and, in any event, excluding scheduled payments of principal and interest due on or before the Cut-Off Date) and all proceeds thereof, and that this Agreement shall constitute a security agreement under applicable law. If such conveyance is deemed to be a pledge and not a sale, the Seller consents to the Purchaser hypothecating and transferring such security interest in favor of the Trustee and transferring the obligation secured thereby to the Trustee.

SECTION 5         Covenants of the Seller. The Seller covenants with the Purchaser as follows:

(a)         except with respect to any Mortgage Loan that is a Non-Serviced Mortgage Loan it shall cause Anderson McCoy & Orta, P.C. (“AMO”) to record and file in the appropriate public recording office for real property records or UCC financing statements, as appropriate (or, with respect to any assignments that the Custodian has agreed to record or file pursuant to the Pooling and Servicing Agreement, deliver to the Custodian for such purpose and cause the Custodian to record and file), each related assignment of Mortgage and assignment of assignment of leases, rents and profits and each related UCC-3 financing statement referred to in the definition of Mortgage File from the Seller to the Trustee as and to the extent contemplated under Section 2.01(c) of the Pooling and Servicing Agreement. All out of pocket costs and expenses relating to the recordation or filing of such assignments, assignments of Mortgage and financing statements shall be paid by the Seller. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the Seller shall prepare or cause the preparation of a substitute therefor or cure such defect or cause such defect to be cured, as the case may be, and the Seller shall record or file, or cause AMO to record or file, such substitute or corrected document or instrument or, with respect to any assignments that the Custodian has agreed to record or file pursuant to the Pooling and Servicing Agreement, deliver such substitute or corrected document or instrument to the Custodian (or, if the Mortgage Loan is then no longer subject to the Pooling and Servicing Agreement, the then holder of such Mortgage Loan);

(b)         as to each Mortgage Loan, except with respect to any Mortgage Loan that is a Non-Serviced Mortgage Loan, if the Seller cannot deliver or cause to be delivered the documents and/or instruments referred to in clauses (2), (3) and (6) (if recorded) and (15) of the definition of “Mortgage File” in the Pooling and Servicing Agreement solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, as applicable, it shall forward to the Custodian a copy of the original certified by the Seller to be a true and complete copy of the original thereof submitted for recording. The Seller shall cause each assignment referred to in Section (5)(a) above that is recorded and the file copy of each UCC-3 assignment referred to in Section (5)(a) above to reflect that it should be returned by the public recording or filing office to the Custodian or its agent following recording (or, alternatively, to the Seller or its designee, in which case the Seller shall deliver or cause the delivery of the recorded/filed original to the Custodian promptly following receipt); provided that, in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the Seller shall obtain therefrom and deliver to the Custodian a certified copy of the recorded original. On a monthly basis, at the expense of the Seller, the Custodian shall forward to the Master Servicer a copy of each of the aforementioned assignments following the Custodian’s receipt thereof;

(c)          it shall take any action reasonably required by the Purchaser, the Certificate Administrator, the Trustee or the Master Servicer in order to assist and facilitate the transfer of the servicing of the Mortgage Loans (other than any Mortgage Loans that are Non-Serviced Mortgage Loans) to the Master Servicer, including effectuating the transfer of any letters of credit with respect to any Mortgage Loan to the Master Servicer on behalf of the Trustee for the benefit of Certificateholders and/or the South Plains Mall Companion Loan Holders, Westin Boston Waterfront Companion Loan Holders, Element LA Companion Loan Holders (prior to the Element LA Companion Loan Securitization Date), Glenbrook Square Companion Loan Holder and GSA Portfolio Companion Loan Holder, as applicable. Prior to the date that a letter of credit with respect to any Mortgage Loan is transferred to the Master Servicer, the Seller will cooperate with the reasonable requests of the Master Servicer or the Special Servicer, as applicable, in connection with effectuating a draw under such letter of credit as required under the terms of the related Loan Documents;

(d)         the Seller shall provide the Master Servicer the initial data with respect to each Mortgage Loan for the CREFC® Financial File and the CREFC® Loan Periodic Update File that are required to be prepared by the Master Servicer pursuant to the Pooling and Servicing Agreement and the Supplemental Servicer Schedule;

(e)         if (during the period of time that the Underwriters are required, under applicable law, to deliver a prospectus related to the Public Certificates in connection with sales of the Public Certificates by an Underwriter or a dealer) the Seller has obtained actual knowledge of undisclosed or corrected information related to an event that occurred prior to the Closing Date, which event causes there to be an untrue statement of a material fact with respect to the Seller Information in the Prospectus Supplement dated November 17, 2015 relating to the Public Certificates, the annexes and exhibits thereto and the DVD delivered therewith, or the Offering Circular dated November 17, 2015 relating to the Private Certificates, the annexes and exhibits thereto and the DVD delivered therewith (collectively, the “Offering Documents”), or causes there to be an omission to state therein a material fact with respect to the Seller Information required to be stated therein or necessary to make the statements therein with respect to the Seller Information, in the light of the circumstances under which they were made, not misleading, then the Seller shall promptly notify the Dealers and the Depositor. If as a result of any such event the Dealers’ legal counsel determines that it is necessary to amend or supplement the Offering Documents in order to correct the untrue statement, or to make the statements therein, in the light of the circumstances when the Offering Documents are delivered to a purchaser, not misleading, or to make the Offering Documents in compliance with applicable law, the Seller shall (to the extent that such amendment or supplement solely relates to the Seller Information) at the expense of the Seller, do all things reasonably necessary to assist the Depositor to prepare and furnish to the Dealers, such amendments or supplements to the Offering Documents as may be necessary so that the Seller Information in the Offering Documents, as so amended or supplemented, will not contain an untrue statement, will not, in the light of the circumstances when the Offering Documents are delivered to a purchaser, be misleading and will comply with applicable law. (All terms under this clause (e) and not otherwise defined in this Agreement shall have the meanings set forth in the Indemnification Agreement, dated as of November 16, 2015, among the Underwriters, the Initial Purchasers, the Seller and the Purchaser (the “Indemnification Agreement” and, together with this Agreement, the “Operative Documents”));

(f)          for so long as the Trust Fund (and with respect to the South Plains Mall Companion Loans, the Westin Boston Waterfront Companion Loans, the Glenbrook Square Companion Loan and the GSA Portfolio Companion Loan, if such Companion Loan is deposited into another securitization, the trust fund under such other securitization) is subject to the reporting requirements of the Exchange Act, the Seller shall provide the Depositor (or with respect to the South Plains Mall Companion Loans, the Westin Boston Waterfront Companion Loans, the Glenbrook Square Companion Loan and the GSA Portfolio Companion Loan, if such Companion Loan (or a portion thereof) is deposited into another securitization, the depositor of such securitization) and the Certificate Administrator with any Additional Form 10-D Disclosure, any Additional Form 10-K Disclosure and any Form 8-K Disclosure Information indicated on Exhibit U, Exhibit V and Exhibit Z to the Pooling and Servicing Agreement, to the extent contemplated to be provided by the Seller, within the time periods set forth in the Pooling and Servicing Agreement; provided that, in connection with providing Additional Form 10-K Disclosure and the Seller’s reporting obligations under Item 1119 of Regulation AB, upon reasonable request by the Seller, the Purchaser shall provide the Seller with a list of all parties to the Pooling and Servicing Agreement and any other Servicing Function Participant; and

(g)         With respect to the South Plains Mall Companion Loans, the Westin Boston Waterfront Companion Loans, the Element LA Mortgage Loan (prior to the Element LA Companion Loan Securitization Date), the Glenbrook Square Companion Loan and the GSA Portfolio Companion Loan, the Seller agrees that if disclosure related to the description of a party to the Pooling and Servicing Agreement is requested by the holder of a related Companion Loan for inclusion in the disclosure materials relating to the securitization of such Companion Loan, the reasonable costs of such party related to such disclosure and any opinion(s) of counsel, certifications and/or indemnification agreement(s) shall be paid or caused to be paid by the Seller.

SECTION 6         Representations and Warranties.

(a)         The Seller represents and warrants to the Purchaser as of the date hereof and as of the Closing Date that:

(i)          The Seller is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of New York with full power and authority to own its assets and conduct its business, is duly qualified as a foreign organization in good standing in all jurisdictions to the extent such qualification is necessary to hold and sell the Mortgage Loans or otherwise comply with its obligations under this Agreement except where the failure to be so qualified would not have a material adverse effect on its ability to perform its obligations hereunder, and the Seller has taken all necessary action to authorize the execution and delivery of, and performance under, the Operative Documents and has duly executed and delivered each Operative Document, and has the power and authority to execute, deliver and perform under each Operative Document and all the transactions contemplated hereby and thereby, including, but not limited to, the power and authority to sell, assign, transfer, set over and convey the Mortgage Loans in accordance with this Agreement;

(ii)         Assuming the due authorization, execution and delivery of this Agreement by the Purchaser, this Agreement will constitute a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors’ rights generally, (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification for securities laws liabilities;

(iii)        The execution and delivery of each Operative Document by the Seller and the performance of its obligations hereunder and thereunder will not conflict with any provision of any law or regulation to which the Seller is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of the Seller’s organizational documents or any agreement or instrument to which the Seller is a party or by which it is bound, or any order or decree applicable to the Seller, or result in the creation or imposition of any lien on any of the Seller’s assets or property, in each case, which would materially and adversely affect the ability of the Seller to carry out the transactions contemplated by the Operative Documents;

(iv)        There is no action, suit, proceeding or investigation pending or, to the Seller’s knowledge, threatened against the Seller in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Seller to carry out the transactions contemplated by each Operative Document;

(v)         The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that, in the Seller’s good faith and reasonable judgment, is likely to materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or might have consequences that, in the Seller’s good faith and reasonable judgment, is likely to materially and adversely affect its performance under any Operative Document;

(vi)        No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, each Operative Document or the consummation of the transactions contemplated hereby or thereby, other than those which have been obtained by the Seller;

(vii)       The transfer, assignment and conveyance of the Mortgage Loans by the Seller to the Purchaser is not subject to bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction; and

(viii)      Except for the agreed-upon procedures report obtained from the accounting firm engaged to provide procedures involving a comparison of information in loan files for the Mortgage Loans to information on a data tape relating to the Mortgage Loans (the “Accountant’s Due Diligence Report”), the Seller has not obtained (and, through and including the Closing Date, will not obtain) any “third party due diligence report” (as defined in Rule 15Ga-2 under the Exchange Act) in connection with the transactions contemplated herein and in the Offering Documents and, except for the accountants with respect to the Accountants’ Due Diligence Report, the Seller has not employed (and, through and including the Closing Date, will not employ) any third party to engage in any activity that constitutes “due diligence services” within the meaning of Rule 17g-10 under the Exchange Act in connection with the transactions contemplated herein and in the Offering Documents.  The Seller further represents and warrants that no portion of the Accountant’s Due Diligence Report contains, with respect to the information contained therein with respect to the Mortgage Loans, any names, addresses, other personal identifiers or zip codes with respect to any individuals, or any other personally identifiable or other information that would be associated with an individual, including without limitation any “nonpublic personal information” within the meaning of Title V of the Gramm-Leach-Bliley Financial Services Modernization Act of 1999. The Underwriters and Initial Purchasers are third-party beneficiaries of the provisions set forth in this Section 6(a)(viii).

(b)         The Purchaser represents and warrants to the Seller as of the Closing Date that:

(i)          The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder, and the Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has duly executed and delivered this Agreement, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby;

(ii)         Assuming the due authorization, execution and delivery of this Agreement by the Seller, this Agreement will constitute a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(iii)        The execution and delivery of this Agreement by the Purchaser and the performance of its obligations hereunder will not conflict with any provision of any law or regulation to which the Purchaser is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of the Purchaser’s organizational documents or any agreement or instrument to which the Purchaser is a party or by which it is bound, or any order or decree applicable to the Purchaser, or result in the creation or imposition of any lien on any of the Purchaser’s assets or property, in each case which would materially and adversely affect the ability of the Purchaser to carry out the transactions contemplated by this Agreement;

(iv)        There is no action, suit, proceeding or investigation pending or, to the Purchaser’s knowledge, threatened against the Purchaser in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of this Agreement or any action taken in connection with the obligations of the Purchaser contemplated herein, or which would be likely to impair materially the ability of the Purchaser to perform under the terms of this Agreement;

(v)         The Purchaser is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would materially and adversely affect its performance under any Operative Document;

(vi)        No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement or the consummation of the transactions contemplated by this Agreement other than those that have been obtained by the Purchaser; and

(vii)       The Purchaser (A) prepared one or more reports on Form ABS-15G (each, a “Form 15G”) containing the findings and conclusions of the Accountant’s Due Diligence Report and meeting the requirements of that Form 15G, Rule 15Ga-2, and any other rules and regulations of the Securities and Exchange Commission and the Exchange Act; (B) provided a copy of the final draft of each such Form 15G to the Underwriters and the Initial Purchasers at least 6 Business Days before the first sale in the offering contemplated by the Offering Documents; and (C) furnished each such Form 15G to the Securities and Exchange Commission on EDGAR at least 5 Business Days before the first sale in the offering contemplated by the Offering Documents as required by Rule 15Ga-2.

(c)         The Seller further makes the representations and warranties as to the Mortgage Loans set forth in Exhibit B to this Agreement as of the Cut-Off Date or such other date set forth in Exhibit B to this Agreement, which representations and warranties are subject to the exceptions thereto set forth in Exhibit C to this Agreement.

(d)         Pursuant to the Pooling and Servicing Agreement, if (i) any party thereto discovers or receives notice alleging that any document constituting a part of a Mortgage File has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a “Document Defect”), or discovers or receives notice alleging a breach of any representation or warranty of the Seller made pursuant to Section 6(c) of this Agreement with respect to any Mortgage Loan (a “Breach”) or (ii) the Special Servicer or the Purchaser receives a Repurchase Request, then such party is required to give prompt written notice thereof to the Seller.

(e)         Pursuant to the Pooling and Servicing Agreement, the Special Servicer is required to determine whether any such Document Defect or Breach with respect to any Mortgage Loan materially and adversely affects, or such Document Defect is deemed in accordance with Section 2.03 of the Pooling and Servicing Agreement to materially and adversely affect, the value of the Mortgage Loan or any related REO Property or the interests of the Certificateholders therein or causes any Mortgage Loan to fail to be a Qualified Mortgage (any such Document Defect shall constitute a “Material Document Defect” and any such Breach shall constitute a “Material Breach”). If such Document Defect or Breach has been determined to be a Material Document Defect or Material Breach, then the Special Servicer will be required to give prompt written notice thereof to the Seller. Promptly upon becoming aware of any such Material Document Defect or Material Breach (including through a written notice given by the Master Servicer or the Special Servicer, as provided above if the Document Defect or Breach identified therein is a Material Document Defect or Material Breach, as the case may be), the Seller shall, not later than 90 days from the earlier of the Seller’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, such Material Document Defect or Material Breach, as the case may be (or, in the case of a Material Document Defect or Material Breach relating to a Mortgage Loan not being a “qualified mortgage” within the meaning of the REMIC Provisions, not later than 90 days from any party discovering such Material Document Defect or Material Breach), cure the same in all material respects (which cure shall include payment of any losses and Additional Trust Fund Expenses associated therewith) or, if such Material Document Defect or Material Breach, as the case may be, cannot be cured within such 90 day period, the Seller shall either (i) repurchase the affected Mortgage Loan or any related REO Property (or the Trust Fund’s interest therein) at the applicable Purchase Price by wire transfer of immediately available funds to the Collection Account or (ii) substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan (provided that in no event shall any such substitution occur later than the second anniversary of the Closing Date) and pay the Master Servicer, for deposit into the Collection Account, any Substitution Shortfall Amount in

connection therewith; provided, however, that if (i) such Material Document Defect or Material Breach is capable of being cured but not within such 90 day period, (ii) such Material Document Defect or Material Breach is not related to any Mortgage Loan’s not being a “qualified mortgage” within the meaning of the REMIC Provisions and (iii) the Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach within such 90 day period, then the Seller shall have an additional 90 days to complete such cure, or, in the event of a failure to so cure, to complete such repurchase of the related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan as described above (it being understood and agreed that, in connection with the Seller’s receiving such additional 90 day period, the Seller shall deliver an Officer’s Certificate to the Trustee, the Special Servicer and the Certificate Administrator setting forth the reasons such Material Document Defect or Material Breach is not capable of being cured within the initial 90 day period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Material Document Defect or Material Breach will be cured within such additional 90 day period); and provided, further, that, if any such Material Document Defect is still not cured after the initial 90 day period and any such additional 90 day period solely due to the failure of the Seller to have received the recorded document, then the Seller shall be entitled to continue to defer its cure, repurchase or substitution obligations in respect of such Document Defect so long as the Seller certifies to the Trustee, the Special Servicer and the Certificate Administrator every 30 days thereafter that the Document Defect is still in effect solely because of its failure to have received the recorded document and that the Seller is diligently pursuing the cure of such defect (specifying the actions being taken), except that no such deferral of cure, repurchase or substitution may continue beyond the date that is 18 months following the Closing Date. Any such repurchase or substitution of a Mortgage Loan shall be on a whole loan, servicing released basis. The Seller shall have no obligation to monitor the Mortgage Loans regarding the existence of a Breach or a Document Defect, but if the Seller discovers a Material Breach or Material Document Defect with respect to a Mortgage Loan, it will notify the Purchaser. Monthly Payments due with respect to each Qualified Substitute Mortgage Loan (if any) after the related Due Date in the month of substitution, and Monthly Payments due with respect to each Mortgage Loan being repurchased or replaced, and received by the Master Servicer or the Special Servicer on behalf of the Trust, after the related Cut-off Date through, but not including, the related date of repurchase or substitution, shall be part of the Trust Fund. Monthly Payments due with respect to each Qualified Substitute Mortgage Loan (if any) on or prior to the related Due Date in the month of substitution, and Monthly Payments due with respect to each Mortgage Loan being repurchased or replaced and received by the Master Servicer or the Special Servicer on behalf of the Trust after the related date of repurchase or substitution, shall not be part of the Trust Fund and are to be remitted by the Master Servicer to the Seller effecting the related repurchase or substitution promptly following receipt.

Subject to the Seller’s right to cure set forth above in this Section 6(e), and further subject to Sections 2.01(b) and 2.01(c) of the Pooling and Servicing Agreement, failure of the Seller to deliver the documents referred to in clauses (1), (2), (7), (8), (18) and (19) in the definition of “Mortgage File” in the Pooling and Servicing Agreement in accordance with this Agreement and the Pooling and Servicing Agreement for any Mortgage Loan shall be deemed a Material Document Defect; provided, however, that no Document Defect (except such deemed Material Document Defect described above) shall be considered to be a Material Document Defect unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any Mortgagor or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation.

With respect to the 590 Madison Mortgage Loan, the Element LA Mortgage Loan (after the Element LA Companion Loan Securitization Date), the Hammons Hotel Portfolio Mortgage Loan and the DoubleTree Hotel Universal Mortgage Loan, the Seller agrees that if a “Material Document Defect” (or equivalent concept) under, and as such term or any analogous term is defined in, the related Other Pooling and Servicing Agreement exists with respect to the related controlling Non-Serviced Companion Loan and the applicable seller thereof or other responsible party repurchases such related Non-Serviced Companion Loan from the related Other Securitization Trust, then the Seller shall repurchase the 590 Madison Mortgage Loan, the Element LA Mortgage Loan, the Hammons Hotel Portfolio Mortgage Loan or the DoubleTree Hotel Universal Mortgage Loan, as applicable; provided, however, that the foregoing shall not apply to any Material Document Defect (or equivalent concept) related to the promissory note for the related Non-Serviced Companion Loan.

(f)          In connection with any repurchase or substitution of one or more Mortgage Loans pursuant to this Section 6, the Pooling and Servicing Agreement shall provide that the Trustee, the Certificate Administrator, the Custodian, the Master Servicer and the Special Servicer shall each tender to the repurchasing entity, upon delivery to each of them of a receipt executed by the repurchasing entity evidencing such repurchase or substitution, all portions of the Mortgage File (including, without limitation, the Servicing File) and other documents and all escrows and reserve funds pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the repurchasing entity or its designee in the same manner, but only if the respective documents have been previously assigned or endorsed to the Trustee, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which such documents were previously assigned to the Trustee or as otherwise reasonably requested to effect the retransfer and reconveyance of the Mortgage Loan and the security therefor to the Seller or its designee; provided that such tender by the Trustee and the Custodian shall be conditioned upon its receipt from the Master Servicer of a Request for Release and an Officer’s Certificate to the effect that the requirements for repurchase or substitution have been satisfied.

(g)         The representations and warranties of the parties hereto shall survive the execution and delivery and any termination of this Agreement and shall inure to the benefit of the respective parties, notwithstanding any restrictive or qualified endorsement on the Notes or Assignment of Mortgage or the examination of the Mortgage Files.

(h)         Each party hereto agrees to promptly notify the other party of any breach of a representation or warranty contained in Section 6(c) of this Agreement. The Seller’s obligation to cure any Material Breach or Material Document Defect or to repurchase, or substitute for, any affected Mortgage Loan pursuant to this Section 6 shall constitute the sole remedy available to the Purchaser in connection with a breach of any of the Seller’s representations or warranties contained in Section 6(c) of this Agreement or a Document Defect with respect to any Mortgage Loan.

(i)          The Seller shall promptly notify the Depositor if (i) the Seller receives a Repurchase Communication of a Repurchase Request (other than from the Depositor), (ii) the Seller repurchases or replaces a Mortgage Loan, (iii) the Seller receives a Repurchase Communication of a Repurchase Request Withdrawal (other than from the Depositor) or (iv) the Seller rejects or disputes any Repurchase Request. Each such notice shall be given no later than the tenth (10th) Business Day after (A) with respect to clauses (i) and (iii) of the preceding sentence, receipt of a Repurchase Communication of a Repurchase Request or a Repurchase Request Withdrawal, as applicable, and (B) with respect to clauses (ii) and (iv) of the preceding sentence, the occurrence of the event giving rise to the requirement for such notice, and shall include (1) the identity of the related Mortgage Loan, (2) the date (x) such Repurchase Communication of such Repurchase Request or Repurchase Request Withdrawal was received, (y) the related Mortgage Loan was repurchased or replaced or (z) the Repurchase Request was rejected or disputed, as applicable, and (3) if known, the basis for (x) the Repurchase Request (as asserted in the Repurchase Request) or (y) any rejection or dispute of a Repurchase Request, as applicable.

The Seller shall provide to the Depositor and the Certificate Administrator the Seller’s “Central Index Key” number assigned by the Securities and Exchange Commission and a true, correct and complete copy of the relevant portions of any Form ABS-15G that the Seller is required to file with the Securities and Exchange Commission pursuant to Rule 15Ga-1 under the Exchange Act with respect to the Mortgage Loans on or before the date that is five (5) Business Days before the date such Form ABS-15G is required to be filed with the Securities and Exchange Commission.

In addition, the Seller shall provide the Depositor, upon request, such other information in its possession as would permit the Depositor to comply with its obligations under Rule 15Ga-1 under the Exchange Act to disclose fulfilled and unfulfilled repurchase requests. Any such information requested shall be provided as promptly as practicable after such request is made.

The Seller agrees that no 15Ga-1 Notice Provider will be required to provide information in a 15Ga-1 Notice that is protected by the attorney-client privilege or attorney work product doctrines. In addition, the Seller hereby acknowledges that (i) any 15Ga-1 Notice provided pursuant to Section 2.03(a) of the Pooling and Servicing Agreement is so provided only to assist the Seller, the Depositor and their respective Affiliates to comply with Rule 15Ga-1 under the Exchange Act, Items 1104 and 1121 of Regulation AB and any other requirement of law or regulation and (ii)(A) no action taken by, or inaction of, a 15Ga-1 Notice Provider and (B) no information provided pursuant to Section 2.03(a) of the Pooling and Servicing Agreement by a 15Ga-1 Notice Provider in a 15Ga-1 Notice shall be deemed to constitute a waiver or defense to the exercise of any legal right the 15Ga-1 Notice Provider may have with respect to this Agreement, including with respect to any Repurchase Request that is the subject of a 15Ga-1 Notice.

Each party hereto agrees that the receipt of a 15Ga-1 Notice or the delivery of any notice required to be delivered pursuant to this Section 6(i) shall not, in and of itself, constitute delivery of notice of, receipt of notice of, or knowledge of the Seller of, any Material Document Defect or Material Breach.

Each party hereto agrees and acknowledges that, as of the date of this Agreement, the “Central Index Key” number of the Trust Fund is 0001656839.

“Repurchase Communication” means, for purposes of this Section 6(i) only, any communication, whether oral or written, which need not be in any specific form.

SECTION 7         Review of Mortgage File. The Purchaser shall require the Certificate Administrator pursuant to the Pooling and Servicing Agreement to review the Mortgage Files pursuant to Section 2.02 of the Pooling and Servicing Agreement and if it finds any document or documents not to have been properly executed, or to be missing or to be defective on its face in any material respect, to notify the Purchaser, which shall promptly notify the Seller.

SECTION 8         Conditions to Closing. The obligation of the Seller to sell the Mortgage Loans shall be subject to the Seller having received the consideration for the Mortgage Loans as contemplated by Section 1 of this Agreement. The obligations of the Purchaser to purchase the Mortgage Loans shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(a)         Each of the obligations of the Seller required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Seller under this Agreement shall, subject to any applicable exceptions set forth on Exhibit C to this Agreement, be true and correct in all material respects as of the Closing Date or as of such other date as of which such representation is made under the terms of Exhibit B to this Agreement, and no event shall have occurred as of the Closing Date which would constitute a default on the part of the Seller under this Agreement, and the Purchaser shall have received a certificate to the foregoing effect signed by an authorized officer of the Seller substantially in the form of Exhibit D to this Agreement.

(b)         The Pooling and Servicing Agreement (to the extent it affects the obligations of the Seller hereunder), in such form as is agreed upon and acceptable to the Purchaser, the Seller, the Underwriters, the Initial Purchasers and their respective counsel in their reasonable discretion, shall be duly executed and delivered by all signatories as required pursuant to the terms thereof.

(c)         The Purchaser shall have received the following additional closing documents:

(i)          copies of the Seller’s Articles of Association, charter, by-laws or other organizational documents and all amendments, revisions, restatements and supplements thereof, certified as of a recent date by the Secretary of the Seller;

(ii)         a certificate as of a recent date of the Secretary of State of the State of New York to the effect that the Seller is duly organized, existing and in good standing in the State of New York;

(iii)        an officer’s certificate of the Seller in form reasonably acceptable to the Underwriters, the Initial Purchasers and each Rating Agency;

(iv)        an opinion of counsel of the Seller, subject to customary exceptions and carve-outs, in form reasonably acceptable to the Underwriters, the Initial Purchasers and each Rating Agency; and

(v)         a letter from counsel of the Seller substantially to the effect that (a) nothing has come to such counsel’s attention that would lead such counsel to believe that the agreed upon sections of the Primary Free Writing Prospectus, the Prospectus Supplement, the Preliminary Offering Circular or the Final Offering Circular (each as defined in the Indemnification Agreement), as of the date thereof or as of the Closing Date (or, in the case of the Primary Free Writing Prospectus or the Preliminary Offering Circular, solely as of the time of sale) contained or contain, as applicable, with respect to the Seller or the Mortgage Loans, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein relating to the Seller or the Mortgage Loans, in the light of the circumstances under which they were made, not misleading and (b) the Seller Information (as defined in the Indemnification Agreement) in the Prospectus Supplement appears to be appropriately responsive in all material respects to the applicable requirements of Regulation AB.

(d)         The Public Certificates shall have been concurrently issued and sold pursuant to the terms of the Underwriting Agreement. The Private Certificates shall have been concurrently issued and sold pursuant to the terms of the Certificate Purchase Agreement.

(e)         The Seller shall have executed and delivered concurrently herewith the Indemnification Agreement.

(f)          The Seller shall furnish the Purchaser, the Underwriters and the Initial Purchasers with such other certificates of its officers or others and such other documents and opinions to evidence fulfillment of the conditions set forth in this Agreement as the Purchaser and its counsel may reasonably request.

SECTION 9         Closing. The closing for the purchase and sale of the Mortgage Loans shall take place at the office of Cadwalader, Wickersham & Taft LLP, New York, New York, at 10:00 a.m., on the Closing Date or such other place and time as the parties shall agree.

SECTION 10       Expenses. The Seller will pay its pro rata share (the Seller’s pro rata portion to be determined according to the percentage that the aggregate principal balance as of the Cut-Off Date of all the Mortgage Loans represents as to the aggregate principal balance as of the Cut-Off Date of all the mortgage loans to be included in the Trust Fund) of all costs and expenses of the Purchaser in connection with the transactions contemplated herein, including, but not limited to: (i) the costs and expenses of the Purchaser in connection with the purchase of the Mortgage Loans; (ii) the costs and expenses of reproducing and delivering the Pooling and Servicing Agreement and this Agreement and printing (or otherwise reproducing) and delivering the Certificates; (iii) the reasonable and documented fees, costs and expenses of the Trustee, the Certificate Administrator and their respective counsel; (iv) the fees and disbursements of a firm of certified public accountants selected by the Purchaser and the Seller with respect to numerical information in respect of the Mortgage Loans and the Certificates included in the Prospectus, Primary Free Writing Prospectus, the Prospectus Supplement, the Preliminary Offering Circular, the Final Offering Circular and any related disclosure for the initial Form 8-K, including the cost of obtaining any “comfort letters” with respect to such items; (v) the costs and expenses in connection with the qualification or exemption of the Certificates under state securities or blue sky laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith; (vi) the costs and expenses in connection with any determination of the eligibility of the Certificates for investment by institutional investors in any jurisdiction and the preparation of any legal investment survey, including reasonable fees and disbursements of counsel in connection therewith; (vii) the costs and expenses in connection with printing (or otherwise reproducing) and delivering the Registration Statement, Prospectus, Primary Free Writing Prospectus, Prospectus Supplement, Preliminary Offering Circular and Final Offering Circular and the reproducing and delivery of this Agreement and the furnishing to the Underwriters of such copies of the Registration Statement, Prospectus, Primary Free Writing Prospectus, Prospectus Supplement, Preliminary Offering Circular, Final Offering Circular and this Agreement as the Underwriters may reasonably request; (viii) the fees of the rating agency or agencies requested to rate the Certificates; (ix) the reasonable fees and expenses of Cadwalader, Wickersham & Taft LLP, as counsel to the Purchaser; and (x) the reasonable fees and expenses of Mayer Brown LLP, as counsel to the Underwriters and the Initial Purchasers.

If the Seller elects to exercise its rights under Section 11.15 of the Pooling and Servicing Agreement, then the Seller shall pay the reasonable costs and expenses (if any) of the Depositor, Master Servicer, Special Servicer and Trustee resulting from such parties’ obligations to cooperate with the Seller under Section 11.15 of the Pooling and Servicing Agreement.

SECTION 11       Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. Furthermore, the parties shall in good faith endeavor to replace any provision held to be invalid or unenforceable with a valid and enforceable provision which most closely resembles, and which has the same economic effect as, the provision held to be invalid or unenforceable.

SECTION 12       Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

SECTION 13       Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY

JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 14     Submission to Jurisdiction. EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER AND AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY MANNER PERMITTED BY LAW.

SECTION 15       No Third-Party Beneficiaries. The parties do not intend the benefits of this Agreement to inure to any third party except as expressly set forth in Section 6(a)(viii) and Section 16.

SECTION 16       Assignment. The Seller hereby acknowledges that the Purchaser has, concurrently with the execution hereof, executed and delivered the Pooling and Servicing Agreement and that, in connection therewith, it has assigned its rights hereunder to the Trustee for the benefit of the Certificateholders. The Seller hereby acknowledges its obligations pursuant to Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser and their permitted successors and assigns. Any Person into which the Seller may be merged or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Seller may become a party, or any Person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder without any further act. The warranties and representations and the agreements made by the Seller herein shall survive delivery of the Mortgage Loans to the Trustee until the termination of the Pooling and Servicing Agreement, but shall not be further assigned by the Trustee to any Person.

SECTION 17       Notices. All communications hereunder shall be in writing and effective only upon receipt and (i) if sent to the Purchaser, will be mailed, hand delivered, couriered or sent by facsimile transmission to it at 200 West Street, New York, New York 10282, to the attention of Leah Nivison, fax number: (212) 428-1439, email: leah.nivison@gs.com, with copies to: Peter Morreale, fax number: (212) 902-3000, email: peter.morreale@gs.com and Joe Osborne, fax number: (212) 291-5318, email: joe.osborne@gs.com, (ii) if sent to the Seller, will be mailed, hand delivered, couriered or sent by facsimile transmission or electronic mail and confirmed to it at Goldman Sachs Mortgage Company, 200 West Street, New York, New York 10282, to the attention of Leah Nivison, fax number: (212) 428-1439, email: leah.nivison@gs.com, with copies to: Peter Morreale, fax number: (212) 902-3000, email: peter.morreale@gs.com and Joe Osborne, fax number: (212) 291-5318, email: joe.osborne@gs.com, and (iii) in the case of any of the preceding parties, such other address as may hereafter be furnished to the other party in writing by such parties.

SECTION 18     Amendment. This Agreement may be amended only by a written instrument which specifically refers to this Agreement and is executed by the Purchaser and the Seller. This Agreement shall not be deemed to be amended orally or by virtue of any continuing custom or practice. No amendment to the Pooling and Servicing Agreement which relates to defined terms contained therein or to any obligations or rights of the Seller whatsoever shall be effective against the Seller unless the Seller shall have agreed to such amendment in writing.

SECTION 19     Counterparts. This Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

SECTION 20     Exercise of Rights. No failure or delay on the part of any party to exercise any right, power or privilege under this Agreement and no course of dealing between the Seller and the Purchaser shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as set forth in Section 6(h) of this Agreement, the rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any party would otherwise have pursuant to law or equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of either party to any other or further action in any circumstances without notice or demand.

SECTION 21     No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto. Nothing herein contained shall be deemed or construed as creating an agency relationship between the Purchaser and the Seller and neither party shall take any action which could reasonably lead a third party to assume that it has the authority to bind the other party or make commitments on such party’s behalf.

SECTION 22     Miscellaneous. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the waiver, discharge or termination is sought.

SECTION 23     Further Assurances. The Seller and Purchaser each agree to execute and deliver such instruments and take such further actions as any party hereto may, from time to time, reasonably request in order to effectuate the purposes and carry out the terms of this Agreement.

* * * * * *

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

GS MORTGAGE SECURITIES CORPORATION II

By:	/s/ Leah Nivison
Name: Leah Nivison
Title: Vice President

GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership

By:	/s/ J. Theodore Borter	,
Authorized Representative

 GS 2015-GS1: GSMC MORTGAGE LOAN PURCHASE AGREEMENT

EXHIBIT A

MORTGAGE LOAN SCHEDULE

 A-1

Control Number	Footnotes	Loan Number	Property Name	Address	City	State	Zip Code	Cut-Off Date Balance ($)	Mortgage Loan Rate (%)	Remaining Term To Maturity (Mos.)
1	1	5XJBY6	590 Madison Avenue	590 Madison Avenue	New York	New York	10022	100,000,000	3.81500%	119
2	2	5XKMW5	South Plains Mall	5702 and 6002 Slide Road	Lubbock	Texas	79414	70,000,000	4.22050%	120
3	3	5X2942	Westin Boston Waterfront	425 Summer Street	Boston	Massachusetts	02210	70,000,000	4.35800%	120
4	4	TBD	Element LA	1861-1933 South Bundy Drive and 12333 West Olympic Boulevard	Los Angeles	California	90025; 90064	70,000,000	4.59300%	120
5	5	5X3DL7	Glenbrook Square	4201 Coldwater Road	Fort Wayne	Indiana	46805	60,000,000	4.27150%	120
6	6	7NN2T5	Hammons Hotel Portfolio					45,146,314	4.95350%	118
6.01		7NN2T5-1	Embassy Suites Concord, NC	5400 John Q Hammons Drive Northwest	Concord	North Carolina	28027
6.02		7NN2T5-2	Embassy Suites Murfreesboro, TN	1200 Conference Center Boulevard	Murfreesboro	Tennessee	37129
6.03		7NN2T5-3	Embassy Suites Norman, OK	2501 Conference Drive	Norman	Oklahoma	73069
6.04		7NN2T5-4	Courtyard by Marriott Dallas/Allen, TX	210 East Stacy Road	Allen	Texas	75002
6.05		7NN2T5-7	Renaissance by Marriott Phoenix/Glendale, AZ	9495 West Coyotes Boulevard, 6633 North 95th Street, 9460 Coyotes Street and 9494 West Maryland Avenue	Glendale	Arizona	85305
6.06		7NN2T5-6	Embassy Suites Huntsville, AL	800 Monroe Street Southwest	Huntsville	Alabama	35801
6.07		7NN2T5-5	Residence Inn by Marriott Kansas City, MO	10300 North Ambassador Drive	Kansas City	Missouri	64153
7		7NWWG0	Deerfield Crossing	5181 and 5191 Natorp Boulevard	Mason	Ohio	45040	31,950,000	4.49900%	118
9		5X1Q37	Edgewater Crossing Apartments	204 Potters Bluff Drive	Panama City Beach	Florida	32407	31,200,000	4.56900%	119
10	7	7NU368	GSA Portfolio					27,384,375	4.90600%	120
10.01		7NU368-1	Mobile	550 Government Street	Mobile	Alabama	36602
10.02		7NU368-6	Savannah	8 Southern Oaks Court	Savannah	Georgia	31405
10.03		7NU368-8	Covington	10155 Eagle Drive	Covington	Georgia	30014
10.04		7NU368-5	Nashville	120 Athens Way	Nashville	Tennessee	37228
10.05		7NU368-14	Memphis - Midtown	1330 Monroe Avenue	Memphis	Tennessee	38104
10.06		7NU368-3	Atlanta	1699 Phoenix Parkway	College Park	Georgia	30349
10.07		7NU368-13	Tallahassee	1961 Quail Grove Lane	Tallahassee	Florida	32311
10.08		7NU368-15	Elizabethtown	591 Westport Road	Elizabethtown	Kentucky	42701
10.09		7NU368-11	Greenville	2805 South Charles Boulevard	Greenville	North Carolina	27858
10.10		7NU368-7	Birmingham	1972 Gadsden Highway	Birmingham	Alabama	35235
10.11		7NU368-16	Paducah	4730 Village Square Drive	Paducah	Kentucky	42001
10.12		7NU368-2	Little Rock	1520 Riverfront Drive	Little Rock	Arkansas	72202
10.13		7NU368-12	Huntsville	4970 Research Drive Northwest	Huntsville	Alabama	35805
10.14		7NU368-17	Columbus	3577 Bluecutt Road	Columbus	Mississippi	39705
10.15		7NU368-4	Memphis - North	3602 Austin Peay Highway	Memphis	Tennessee	38128
10.16		7NU368-10	Frankfort	140 Flynn Avenue	Frankfort	Kentucky	40601
10.17		7NU368-19	Henderson	858 South Beckford Drive	Henderson	North Carolina	27536
10.18		7NU368-18	Gadsden	204 Enterprise Drive	Gadsden	Alabama	35904
10.19		7NU368-20	Bessemer	5475 Academy Way	Bessemer	Alabama	35022
10.20		7NU368-23	Richmond	1060 Gibson Bay Drive	Richmond	Kentucky	40475
10.21		7NU368-21	Tullahoma	717 Kings Lane	Tullahoma	Tennessee	37388
10.22		7NU368-22	Fairhope	101 Courthouse Drive	Fairhope	Alabama	36532
10.23		7NU368-25	Lawrenceburg	109 East Taylor Street	Lawrenceburg	Tennessee	38464
10.24		7NU368-24	Moss Point	6000 Highway 63	Moss Point	Mississippi	39563
11		5X3ET9	Pine Creek Shopping Center	650 Freeman Lane	Grass Valley	California	95949	25,900,000	4.31000%	120
13	8	7NY1D9	DoubleTree Hotel Universal	5780 Major Boulevard	Orlando	Florida	32819	19,478,787	4.90000%	119
14	9	7NWWH8	Lake Forest Place	4445 Lake Forest Drive	Blue Ash	Ohio	45242	18,610,000	4.49900%	118
15		6VT417	East Viking Plaza	306-421 Viking Plaza Drive	Cedar Falls	Iowa	50613	17,000,000	4.44650%	120
17		5X1QL7	Firewheel Plaza Shopping Center	3001, 3003 and 3171 North President George Bush Turnpike and 1 Naaman Road	Garland	Texas	75040	14,500,000	3.94000%	120
18		6VVPB4	Country Creek Commons	4820-4978 North Adams Road	Rochester	Michigan	48306	13,483,353	4.34700%	119
19		7NUC92	Homewood Suites Charlotte	12030 Copper Way	Charlotte	North Carolina	28277	11,958,350	4.55000%	118
20		7NFE69	TownePlace Suites Redding	2180 Larkspur Lane	Redding	California	96002	10,920,000	4.75650%	120
21		6VT4G1	Extra Space Storage Gaithersburg	18830 Woodfield Road	Gaithersburg	Maryland	20879	9,000,000	4.87100%	119
23		7NYVE2	Walkers Village Shopping Center	111 Walkers Village Way	Walkersville	Maryland	21793	7,700,000	4.40300%	119
25		5X23V8	StorQuest Super Space	10815 Double R Boulevard	Reno	Nevada	89521	7,480,000	4.62000%	120
28		5X1QJ2	All Storage Paloma Creek	26740 East University Drive	Little Elm	Texas	76227	7,000,000	3.99000%	120
29		6VSZP9	Riverwalk Shopping Center	315 Riverside Parkway	Rome	Georgia	30161	6,600,000	4.60500%	120
32		5X22L1	Shops at Eagle Point	1521 North Custer Road	McKinney	Texas	75071	5,500,000	4.04000%	120
35		5X3EQ5	Park Plaza Shopping Center	12975 Park Boulevard	Seminole	Florida	33776	4,550,000	4.53450%	120
37		6VSTP6	Fiesta Plaza	7520 South Rural Road	Tempe	Arizona	85283	3,740,000	4.40000%	119

Control Number	Footnotes	Loan Number	Property Name	Maturity Date	Remaining Amortization Term (Mos.)	Servicing Fee Rate (%)	Subservicing Fee Rate (%)	Mortgage Loan Seller	Crossed Group	ARD (Yes / No)
1	1	5XJBY6	590 Madison Avenue	10/6/2025	0	0.00250%	0.00250%	GSMC	NAP	No
2	2	5XKMW5	South Plains Mall	11/6/2025	0	0.00500%	0.00000%	GSMC	NAP	No
3	3	5X2942	Westin Boston Waterfront	11/6/2025	360	0.00500%	0.00000%	GSMC	NAP	No
4	4	TBD	Element LA	11/6/2025	0	0.00250%	0.00250%	GSMC	NAP	No
5	5	5X3DL7	Glenbrook Square	11/6/2025	360	0.00500%	0.00000%	GSMC	NAP	No
6	6	7NN2T5	Hammons Hotel Portfolio	9/6/2025	358	0.00250%	0.00250%	GSMC	NAP	No
6.01		7NN2T5-1	Embassy Suites Concord, NC
6.02		7NN2T5-2	Embassy Suites Murfreesboro, TN
6.03		7NN2T5-3	Embassy Suites Norman, OK
6.04		7NN2T5-4	Courtyard by Marriott Dallas/Allen, TX
6.05		7NN2T5-7	Renaissance by Marriott Phoenix/Glendale, AZ
6.06		7NN2T5-6	Embassy Suites Huntsville, AL
6.07		7NN2T5-5	Residence Inn by Marriott Kansas City, MO
7		7NWWG0	Deerfield Crossing	9/6/2025	360	0.00500%	0.00000%	GSMC	NAP	No
9		5X1Q37	Edgewater Crossing Apartments	10/6/2025	360	0.00500%	0.00000%	GSMC	NAP	No
10	7	7NU368	GSA Portfolio	11/6/2025	360	0.00250%	0.02000%	GSMC	NAP	No
10.01		7NU368-1	Mobile
10.02		7NU368-6	Savannah
10.03		7NU368-8	Covington
10.04		7NU368-5	Nashville
10.05		7NU368-14	Memphis - Midtown
10.06		7NU368-3	Atlanta
10.07		7NU368-13	Tallahassee
10.08		7NU368-15	Elizabethtown
10.09		7NU368-11	Greenville
10.10		7NU368-7	Birmingham
10.11		7NU368-16	Paducah
10.12		7NU368-2	Little Rock
10.13		7NU368-12	Huntsville
10.14		7NU368-17	Columbus
10.15		7NU368-4	Memphis - North
10.16		7NU368-10	Frankfort
10.17		7NU368-19	Henderson
10.18		7NU368-18	Gadsden
10.19		7NU368-20	Bessemer
10.20		7NU368-23	Richmond
10.21		7NU368-21	Tullahoma
10.22		7NU368-22	Fairhope
10.23		7NU368-25	Lawrenceburg
10.24		7NU368-24	Moss Point
11		5X3ET9	Pine Creek Shopping Center	11/6/2025	0	0.00500%	0.00000%	GSMC	NAP	No
13	8	7NY1D9	DoubleTree Hotel Universal	10/6/2025	359	0.00250%	0.00250%	GSMC	NAP	No
14	9	7NWWH8	Lake Forest Place	9/6/2025	360	0.00500%	0.00000%	GSMC	NAP	No
15		6VT417	East Viking Plaza	11/6/2025	360	0.00500%	0.00000%	GSMC	NAP	No
17		5X1QL7	Firewheel Plaza Shopping Center	11/6/2025	360	0.00500%	0.00000%	GSMC	NAP	No
18		6VVPB4	Country Creek Commons	10/6/2025	359	0.00250%	0.05000%	GSMC	NAP	No
19		7NUC92	Homewood Suites Charlotte	9/6/2025	298	0.00250%	0.05000%	GSMC	NAP	No
20		7NFE69	TownePlace Suites Redding	11/6/2025	360	0.00250%	0.05000%	GSMC	NAP	No
21		6VT4G1	Extra Space Storage Gaithersburg	10/6/2025	360	0.00500%	0.00000%	GSMC	NAP	No
23		7NYVE2	Walkers Village Shopping Center	10/6/2025	360	0.00250%	0.04000%	GSMC	NAP	No
25		5X23V8	StorQuest Super Space	11/6/2025	360	0.00500%	0.00000%	GSMC	NAP	No
28		5X1QJ2	All Storage Paloma Creek	11/6/2025	360	0.00500%	0.00000%	GSMC	NAP	No
29		6VSZP9	Riverwalk Shopping Center	11/6/2025	360	0.00500%	0.00000%	GSMC	NAP	No
32		5X22L1	Shops at Eagle Point	11/6/2025	360	0.00500%	0.00000%	GSMC	NAP	No
35		5X3EQ5	Park Plaza Shopping Center	11/6/2025	0	0.00250%	0.07000%	GSMC	NAP	No
37		6VSTP6	Fiesta Plaza	10/6/2025	360	0.00250%	0.07000%	GSMC	NAP	No

Control Number	Footnotes	Loan Number	Property Name	Companion Loan Flag	Companion Loan Cut-off Balance	Companion Loan Interest Rate	Companion Loan Remaining Term To Maturity (Mos.)	Companion Loan Maturity Date	Companion Loan Remaining Amortization Term (Mos.)
1	1	5XJBY6	590 Madison Avenue	Yes	269,366,000	3.81500%	119	10/6/2025	0
2	2	5XKMW5	South Plains Mall	Yes	130,000,000	4.22050%	120	11/6/2025	0
3	3	5X2942	Westin Boston Waterfront	Yes	135,000,000	4.35800%	120	11/6/2025	360
4	4	TBD	Element LA	Yes	98,000,000	4.59300%	120	11/6/2025	0
5	5	5X3DL7	Glenbrook Square	Yes	102,000,000	4.27150%	120	11/6/2025	360
6	6	7NN2T5	Hammons Hotel Portfolio	Yes	205,079,002	4.95350%	118	9/6/2025	358
6.01		7NN2T5-1	Embassy Suites Concord, NC
6.02		7NN2T5-2	Embassy Suites Murfreesboro, TN
6.03		7NN2T5-3	Embassy Suites Norman, OK
6.04		7NN2T5-4	Courtyard by Marriott Dallas/Allen, TX
6.05		7NN2T5-7	Renaissance by Marriott Phoenix/Glendale, AZ
6.06		7NN2T5-6	Embassy Suites Huntsville, AL
6.07		7NN2T5-5	Residence Inn by Marriott Kansas City, MO
7		7NWWG0	Deerfield Crossing
9		5X1Q37	Edgewater Crossing Apartments
10	7	7NU368	GSA Portfolio	Yes	27,384,375	4.90600%	120	11/6/2025	360
10.01		7NU368-1	Mobile
10.02		7NU368-6	Savannah
10.03		7NU368-8	Covington
10.04		7NU368-5	Nashville
10.05		7NU368-14	Memphis - Midtown
10.06		7NU368-3	Atlanta
10.07		7NU368-13	Tallahassee
10.08		7NU368-15	Elizabethtown
10.09		7NU368-11	Greenville
10.10		7NU368-7	Birmingham
10.11		7NU368-16	Paducah
10.12		7NU368-2	Little Rock
10.13		7NU368-12	Huntsville
10.14		7NU368-17	Columbus
10.15		7NU368-4	Memphis - North
10.16		7NU368-10	Frankfort
10.17		7NU368-19	Henderson
10.18		7NU368-18	Gadsden
10.19		7NU368-20	Bessemer
10.20		7NU368-23	Richmond
10.21		7NU368-21	Tullahoma
10.22		7NU368-22	Fairhope
10.23		7NU368-25	Lawrenceburg
10.24		7NU368-24	Moss Point
11		5X3ET9	Pine Creek Shopping Center
13	8	7NY1D9	DoubleTree Hotel Universal	Yes	31,465,734	4.90000%	119	10/6/2025	359
14	9	7NWWH8	Lake Forest Place
15		6VT417	East Viking Plaza
17		5X1QL7	Firewheel Plaza Shopping Center
18		6VVPB4	Country Creek Commons
19		7NUC92	Homewood Suites Charlotte
20		7NFE69	TownePlace Suites Redding
21		6VT4G1	Extra Space Storage Gaithersburg
23		7NYVE2	Walkers Village Shopping Center
25		5X23V8	StorQuest Super Space
28		5X1QJ2	All Storage Paloma Creek
29		6VSZP9	Riverwalk Shopping Center
32		5X22L1	Shops at Eagle Point
35		5X3EQ5	Park Plaza Shopping Center
37		6VSTP6	Fiesta Plaza

1	The Cut-off Date Principal Balance of $100,000,000 represents the non-controlling note A-2 of a $650,000,000 whole loan evidenced by three senior pari passu notes and one subordinate note B. The related companion loans are evidenced by the non-controlling note A-1, the non-controlling note A-3 and the controlling subordinate note B. Note A-1 ($169,366,000) and note B ($280,634,000), with an aggregate principal balance of $450,000,000 as of the Cut-off Date, are expected to be contributed to the GSMS 2015-590M transaction and note A-3, with a principal balance of $100,000,000 as of the Cut-off Date, is expected to be contributed to one or more future securitization transactions. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate principal balance of the 590 Madison Senior Companion Loans. Based on the 590 Madison Whole Loan the Cut-off Date and Maturity Date LTV Ratios are both 43.3%, the DSCR Based on Underwritten NOI / NCF are 2.15x / 2.14x and the Debt Yield Based on Underwritten NOI / NCF are both 8.3%.
2	The Cut-off Date Principal Balance of $70,000,000 represents the controlling note A-1 of a $200,000,000 whole loan evidenced by three pari passu notes. The non-controlling companion loans, evidenced by note A-2 and note A-3 with an aggregate principal balance as of the Cut-off Date of $130,000,000, are expected to be contributed to one or more future securitization transactions. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $200,000,000.
3	The Cut-off Date Principal Balance of $70,000,000 represents the controlling note A-1 of a $205,000,000 whole loan evidenced by three pari passu notes. The companion loans, evidenced by note A-2 and note A-3 with an aggregate principal balance of $135,000,000, are expected to be contributed to one or more future securitization transactions. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $205,000,000.
4	The Cut-off Date Principal Balance of $70,000,000 represents a non-controlling note of a $168,000,000 whole loan evidenced by three pari passu notes. The aggregate companion loan balance of $98,000,000 is evidenced by a controlling note with a principal balance of $84,000,000 as of the Cut-off Date which is currently held by Cantor Commercial Real Estate Lending, L.P. and a $14,000,000 non-controlling note, which is currently held by Goldman Sachs Mortgage Company, both of which are expected to be contributed to one or more future securitization transactions. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $168,000,000.
5	The Cut-off Date Principal Balance of $60,000,000 represents the controlling note A-1 of a $162,000,000 whole loan evidenced by two pari passu notes. The non-controlling companion loan, evidenced by note A-2 with a principal balance as of the Cut-off Date of $102,000,000, is expected to be contributed to one or more future securitization transactions. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $162,000,000.
6	The Cut-off Date Principal Balance of $45,146,314 represents the non-controlling note A-3 of a $250,800,000 whole loan evidenced by four pari passu notes. The related companion loans are respectively evidenced by the controlling note A-1 with a principal balance of $99,770,859 as of the Cut-off Date, which was contributed to the Citigroup Commercial Mortgage Trust 2015-GC33, Commercial Mortgage Pass-Through Certificates, Series 2015-GC33 (“CGCMT 2015-GC33”) transaction, a non-controlling note A-2 with a principal balance of $72,333,873 as of the Cut-off Date, which was contributed to the Goldman Sachs Mortgage Securities Trust 2015-GC34, Commercial Mortgage Pass-Through Certificates Series 2015-GC34 (“GSMS 2015-GC34”) and note A-4 with an outstanding principal balance of $32,974,269, which is expected to be contributed to one or more future securitization transactions. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $250,225,315.
7	The Cut-off Date Principal Balance of $27,384,375 represents the controlling note A-1 of a $54,768,750 whole loan evidenced by two pari passu notes. The companion loan, evidenced by note A-2 with a principal balance of $27,384,375, is expected to be contributed to one or more future securitization transactions. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $54,768,750.
8	The Cut-off Date Principal Balance of $19,478,787 represents the non-controlling note A-2 of a $50,944,521 whole loan evidenced by three pari passu notes. The companion loans are evidenced by note A-1 with a principal balance as of the Cut-off Date of $18,479,875, which was contributed to the GSMS 2015-GC34 transaction and note A-3 with a principal balance as of the Cut-off Date of $12,985,858, which is expected to be contributed to one or more future securitization transactions. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date Balance of $51,000,000.
9	The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are each calculated based on the “as-is” appraised value of $23,000,000 plus a $1,819,000 capital deduction (for which the borrower reserved $1,819,300) related to planned capital projects. The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio calculated without adjusting for the capital deduction are 80.9% and 70.8%, respectively.

EXHIBIT B

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

(1)          Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a senior or pari passu portion of a whole loan evidenced by a senior or pari passu note. At the time of the sale, transfer and assignment to Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Seller), participation or pledge, and the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment, or similar agreement, any Other Pooling and Servicing Agreement with respect to a Non-Serviced Mortgage Loan and rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement. The Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.

(2)          Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Seller in connection with the origination of the Mortgage

Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)          Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)          Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)          Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases to the Issuing Entity constitutes a legal, valid and binding assignment to the Issuing Entity. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on Exhibit C (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in this representation to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

(6)          Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group; and (g) if the related Mortgage Loan is part of a Whole Loan, the rights of the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement; provided that none of items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clauses (f) and (g) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)          Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmens liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement, the Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

(8)          Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related

Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)          UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)        Condition of Property. The Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within thirteen months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than thirteen months prior to the Cut-off Date. To the Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)        Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off

Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)        Condemnation. As of the date of origination and to the Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)        Actions Concerning Mortgage Loan. As of the date of origination and to the Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)        Escrow Deposits. All escrow deposits and payments required to be escrowed with Mortgagee pursuant to each Mortgage Loan are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with Mortgagee under the related Loan Documents are being conveyed by the Seller to Depositor or its servicer.

(15)        No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Seller to merit such holdback).

(16)        Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s

Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a “Special Flood Hazard Area,” the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the SEL.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or related Whole Loan), the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s reasonable cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Seller.

(17)        Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)        No Encroachments. To the Seller’s knowledge based solely on surveys obtained in connection with origination and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.

(19)        No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Seller.

(20)        REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)        Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)        Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to originate, acquire and/or hold (as applicable) the

Mortgage Note in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)        Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(24)        Local Law Compliance. To the Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan (or related Whole Loan, as applicable) and as of the Cut-off Date, other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the Mortgaged Property. The terms of the Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)        Licenses and Permits. Each Mortgagor covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)        Recourse Obligations. The Loan Documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) the Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Loan Documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of Mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to Mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Loan Documents; or (v) commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

(27)        Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in (32) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for all Mortgage Loans originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or related Whole Loan)outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

With respect to any partial release under the preceding clause (e), for all Mortgage Loans originated after December 6, 2010, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or related Whole Loan).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to partial condemnation, other than in compliance with the REMIC Provisions.

(28)        Financial Reporting and Rent Rolls. The Mortgage Loan documents for each Mortgage Loan require the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)        Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Cap Amount. The “Terrorism Cap Amount” is the specified percentage (which is at least equal to 200%) of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

(30)        Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this Exhibit B or the exceptions thereto set forth on Exhibit C, or (vii) as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)        Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)        Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (v) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)        Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in situations where default interest is imposed.

(34)        Ground Leases. For purposes of this Exhibit B, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Seller, its successors and assigns, the Seller represents and warrants that:

(a)         The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;

(b)         The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee;

(c)         The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)         The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)         The Ground Lease does not place commercially unreasonably restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;

(f)          The Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)         The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)         The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)          The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(j)          Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)         In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to the ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)          Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)        Servicing. The servicing and collection practices used by the Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)        Origination and Underwriting. The origination practices of the Seller (or the related originator if the Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan (or the related Whole Loan, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Exhibit B.

(37)        No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (a) or (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in this Exhibit B (including, but not limited to, the prior sentence). No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(38)        Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)        Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan (or the related Whole Loan, as applicable), the Mortgagor is an entity organized under the laws of a state of the United

States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, no Mortgage Loan has a Mortgagor that is an affiliate of another Mortgagor under another Mortgage Loan.

(40)        Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements were conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, an “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that, based on the ESA, can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)        Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

(42)        Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained in the Mortgage Loan Schedule.

(43)        Cross-Collateralization. Except with respect to a Mortgage Loan that is part of a Whole Loan no Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool, except as set forth on Exhibit C.

(44)        Advance of Funds by the Seller. After origination, no advance of funds has been made by the Seller to the related Mortgagor other than in accordance with the Loan Documents, and, to the Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a Mortgagee-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither the Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)        Compliance with Anti-Money Laundering Laws. The Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of these representations and warranties, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

Exhibit B-30-1

List of Mortgage Loans with Current Mezzanine Debt

None.

 B-30-1-1

Exhibit B-30-2

List of Mortgage Loans with Permitted Mezzanine Debt

Loan #	Mortgage Loan
1	590 Madison Avenue
4	Element LA
7	Deerfield Crossing
14	Lake Forest Place

 B-30-2-1

Exhibit B-30-3

List of Cross-Collateralized and Cross-Defaulted Mortgage Loans

None.

 B-30-3-1

EXHIBIT C

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Representation Number on Exhibit B		Mortgage Loan Name and Number as Identified on Exhibit A	Description of Exception

(6)	Permitted Liens; Title Insurance	Element LA (Loan No. 4)	Riot Games, the sole tenant, has a right of first refusal in connection with a contemplated sale of the Mortgaged Property. The right of first refusal is not exercisable in connection with any foreclosure or deed in lieu of foreclosure.

(6)	Permitted Liens; Title Insurance	Hammons Hotel Portfolio (Loan No. 6)	JD Holdings, L.L.C. has (i) a right of first refusal to purchase the Mortgaged Properties if there is a proposed bona fide sale of such Mortgaged Properties and (ii) a right to purchase the Mortgaged Properties upon the redemption (or other disposition) of the preferred interest of the John Q. Hammons Revocable Trust in Atrium Hotels, L.P. (formerly known as the John Q. Hammons Hotels, L.P.), which redemption is subject to litigation set forth in the exception to Representation and Warranty No. 13. Marriott International, Inc., the franchisor, has a right of first refusal to purchase the Renaissance Glendale, Arizona Mortgaged Property if there is a proposed transfer of such Mortgaged Property to a competitor.

(6)	Permitted Liens; Title Insurance	GSA Portfolio (Loan No. 10)	The St. Joe Company has a right of first refusal and repurchase option related to the Mortgaged Property located in Tallahassee, FL. The City of Frankfort has a right of first refusal to purchase the Mortgaged Property located in Frankfort, KY. The Mortgage Loan is recourse to the related Mortgagor and the related guarantors up to the allocated loan amounts for these Mortgaged Properties if the lender accelerates the indebtedness as a result of an event of default. Such recourse liability is removed if the rights of first refusal become subject to a subordination agreement in favor of the Mortgagee or if the related Mortgaged Properties are released pursuant to the Mortgage Loan documents.

(6)	Permitted Liens; Title Insurance	Pine Creek Shopping Center (Loan No. 11)	The tenant doing business as Carl’s Jr. has a right of first refusal in connection with a sale of its leased premises. The right is only exercisable in connection with a sale of the leased premises separate and apart from the remainder of the Mortgaged Property.

(6)	Permitted Liens; Title Insurance	TownePlace Suites Redding (Loan No. 20)	The franchisor Marriott International, Inc. has a right of first refusal to purchase the Mortgaged Property upon a proposed sale to a competitor franchisor.

(6)	Permitted Liens; Title Insurance	Riverwalk Shopping Center (Loan No. 29)	The tenant doing business as Steak ‘N Shake has a right of first refusal in connection with a sale of its leased premises. The right is only exercisable in connection with a sale of the leased premises separate and apart from the remainder of the Mortgaged Property.

Representation Number on Exhibit B		Mortgage Loan Name and Number as Identified on Exhibit A	Description of Exception

(6)	Permitted Liens; Title Insurance	Fiesta Plaza (Loan No. 37)	Subway, the 7th largest tenant at the Mortgaged Property, has a right of first refusal to purchase the Mortgaged Property offered by a third party purchaser. Subway will have 30 days after receipt of notice of the offer to sell to execute a sale contract. If the landlord fails to notify Subway of the offer to purchase, the landlord will be liable for liquidated damages in the amount of 15% of the purchase price.

(13)	Actions Concerning Mortgage Loan	Hammons Hotel Portfolio (Loan No. 6)

The related Mortgagors and borrower sponsor are defendants in a lawsuit brought by JD Holdings, L.L.C. seeking clarification of its rights of first refusal and right to cause certain borrowers and their affiliates to offer certain properties, including the Mortgaged Properties for sale in connection with the liquidation of the preferred interest owned by the John Q. Hammons Revocable Trust in Atrium Hotels, L.P. (formerly known as the John Q. Hammons Hotels, L.P.) as described in the exception to Representation and Warranty No. 6.

In addition, the borrower sponsor is defendant in lawsuits brought by a lender arising from a $275 million line of credit provided to the borrower sponsor by such lender as to (a) the breach of the borrower sponsor’s net worth covenant, (b) the failure of the borrower sponsor to pay down the line of credit in an amount equal to a redemption or liquidation of preferred equity owned by the borrower sponsor, (c) the failure of the borrower sponsor to pay down the line of credit in an amount equal to the $20M in “cash out” proceeds received as a result of the Hammons Hotel Portfolio Mortgage Loan, and (d) a violation by the borrowers owning the Embassy Suites Concord, NC, Renaissance by Marriott Phoenix/Glendale, AZ, Embassy Suites Huntsville, AL, and Embassy Suites Murfreesboro, TN Mortgaged Properties of the “permitted indebtedness” covenant under the line of credit. Approximately $110,000,000 has been drawn against such line of credit.

(14)	Escrow Deposits	Westin Boston Waterfront (Loan No. 3)	In some cases, certain reserve requirements are waived for so long as an equivalent reserve is being maintained by the property manager.

(16)	Insurance

All Mortgage Loans Originated by GSMC and GSCRE except for:

590 Madison Avenue
(Loan No. 1)

Element LA
(Loan No. 4)

Hammons Hotel Portfolio
(Loan No. 6)

GSA Portfolio
(Loan No. 10)

Fiesta Plaza
(Loan No. 37)

The threshold used in the Mortgage Loan documents, as it pertains to use of insurance proceeds for repair and restoration in respect of a property loss, is 5% of the original principal balance of the loan, instead of the then outstanding principal amount of the loan.

Representation Number on Exhibit B		Mortgage Loan Name and Number as Identified on Exhibit A	Description of Exception

(16)	Insurance	590 Madison Avenue (Loan No. 1)	All policies may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having ratings of at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such issuer, at least, “A:VIII” by AM Best) (provided that all such insurers are required to have ratings of not less than “BBB+” by S&P and, if such insurer is rated by Moody’s, “Baa1” by Moody’s). Notwithstanding the foregoing, the Mortgagor is permitted to continue to utilize Ironshore Specialty Insurance Company, Aspen Specialty Insurance Company and Starr Surplus Lines Insurance Company, under the Mortgagor’s current policies as of the origination date that are not rated with S&P (“Otherwise Rated Insurers”); provided that (1) the Mortgagor is required to replace the Otherwise Rated Insurers at renewal with insurers meeting the rating requirements set forth hereinabove, and (2) if, prior to renewal, the current A.M. Best or Rating Agency rating of any such Otherwise Rated Insurer is withdrawn or downgraded, the Mortgagor will be required to replace such Otherwise Rated Insurer with an insurer meeting the ratings requirements set forth hereinabove. In all cases, the Mortgagor may obtain reinsurance through a “cut-through” endorsement with respect to any insurer not meeting such rating requirements, from an insurance company that meets the claims-paying ability ratings above, or such higher rating as may be required by a Rating Agency, not to exceed “A+” by S&P and “A1” by Moody’s if such insurer is rated by Moody’s, in all cases acceptable to the lender and the Rating Agencies.

(16)	Insurance	South Plains Mall (Loan No. 2)	The insurance companies must have a financial rating of (i) “A-:VIII” or better from AM Best and (ii) “A-” or better by S&P (and “A2” or better by Moody’s); provided, however, that for multi-layered blanket policies, up to 20% of such coverage may be written by carriers with a rating of not less than “BBB” by S&P (and “Baa2” by Moody’s), so long as 100% of the primary layer of such multi-layered policies have carriers rated at least “A-” or better by S&P (and “A2” or better by Moody’s).

(16)	Insurance	Westin Boston Waterfront (Loan No. 3)	All policies may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having ratings of at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best) (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best), and all such insurers are required to have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best).

Representation Number on Exhibit B		Mortgage Loan Name and Number as Identified on Exhibit A	Description of Exception

(16)	Insurance	Element LA (Loan No. 4)

For multi-layered policies, if four or fewer insurance companies issue the policies, then at least 75% of the insurance coverage represented by the policies must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P and, if rated by Moody’s, having a claims paying ability rating of A3 or better by Moody’s, with no carrier having a claims paying ability rating below “BBB” by S&P and, if rated by Moody’s, below “Baa2” by Moody’s, or if five or more insurance companies issue the policies, then at least 60% of the insurance coverage represented by the policies must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P and, if rated by Moody’s, having a claims paying ability rating of A3 or better by Moody’s, with no carrier having a claims paying ability rating below “BBB” by S&P and, if rated by Moody’s, below “Baa2” by Moody’s. All insurance companies must be rated “A X” or better by A.M. Best.

The Mortgagor may continue to use (i) Ironshore Specialty Insurance Company and (ii) Insurance Company of the West, in their respective positions and participation amounts within the Mortgagor’s insurance syndicate, provided that Ironshore Specialty Insurance Company maintains a rating of “Baa1” or better by Moody’s and Insurance Company of the West maintains a rating of “A-X” or better by AM Best. If the rating of either such insurer is withdrawn or downgraded below its rating on the date hereof, the Mortgagor is required to promptly notify the lender and replace such insurer with an insurance company meeting the rating requirements set forth herein. At renewal of the current policy term on April 1, 2016, the Mortgagor is required to replace Insurance Company of the West with one or more insurance companies meeting the rating requirements set forth in the Mortgage Loan documents.

(16)	Insurance	Glenbrook Square (Loan No. 5)

All policies may be issued by (a) one or more financially sound and responsible primary insurers authorized to do business in the state in which the Property is located and having a claims-paying ability rating of no lower than “A” by S&P and no lower than “A:VII” by A.M. Best, or (b) by a syndicate of insurers with (i) at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) by carriers having minimum claims paying ability rating of no lower than “A” by S&P and no lower than “A:VII” by A.M. Best and (ii) the remainder by carriers having minimum claims paying ability rating of no lower than “BBB” by S&P and no lower than “A:VII” by A.M. Best. Notwithstanding the foregoing, the Mortgagor may continue to use Ironshore Insurance Ltd. as part of its insurance syndicate that is in place as of the date of the origination date of the Mortgage Loan, provided that such insurer does not move lower in the syndicate, increase its limits or fail to maintain the following rating: a Moody’s rating of no lower than “Baa1”. Notwithstanding anything to the contrary contained herein, (a) the Mortgagor may satisfy the applicable ratings requirement by providing to the lender a “cut-through” endorsement or credit wrap issued by an insurer rated at least “A+” with S&P, in each case in form and substance acceptable to Lender and the Rating Agencies and (b) the flood hazard insurance coverage described in subsection (a)(ii) above made available under the applicable laws of all relevant Governmental Authorities may be with any insurance company authorized by the United States government to issue such insurance provided such flood hazard insurance is reinsured by the United States government.

The Mortgage Loan documents require insurance proceeds in respect of a property loss in excess of $8,125,000 be applied to either (a) the repair or restoration of all or part of the related Mortgaged Property, or (b) the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

Representation Number on Exhibit B		Mortgage Loan Name and Number as Identified on Exhibit A	Description of Exception

(16)	Insurance	Hammons Hotel Portfolio (Loan No. 6) GSA Portfolio (Loan No. 10)

All policies may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having ratings of at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best) (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best), and all such insurers are required to have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best).

The threshold used in the Mortgage Loan documents, as it pertains to use of insurance proceeds for repair and restoration in respect of a property loss at each Mortgaged Property, is 5% of the original principal balance of the allocated loan amount for each such Mortgaged Property, instead of the then outstanding principal amount of the loan.

(16)	Insurance	Deerfield Crossing (Loan No. 7) Lake Forest Place (Loan No. 14)	All policies may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having ratings of at least “A-” by S&P and “A3” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best) (provided that the first layers of coverage are from insurers rated at least “A-” by S&P and “A3” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best), and all such insurers are required to have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best).

(16)	Insurance	Edgewater Crossing Apartments (Loan No. 9)

All policies may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having such ratings (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best), and all such insurers are required to have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best).

Notwithstanding the foregoing, Mortgagor is permitted to maintain the commercial general liability coverage required hereunder with Rockhill Insurance Company, rated “A- XI” with AM Best, provided that (x) the rating of such carrier is not withdrawn or downgraded below the rating in effect as of the closing and (y) at renewal of the policies in effect as of the closing, the Mortgagor is required to replace Rockhill Insurance Company with insurance companies meeting the rating requirements set forth herein above.

(16)	Insurance	Pine Creek Shopping Center (Loan No. 11) DoubleTree Hotel Universal (Loan No. 13)	All policies may be issued by a syndicate of insurers through which at least 75% of the coverage (if there are 4 or fewer members of the syndicate) or at least 60% of the coverage (if there are 5 or more members of the syndicate) is with insurers having ratings of at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best) (provided that the first layers of coverage are from insurers rated at least “A” by S&P and “A2” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best), and all such insurers are required to have ratings of not less than “BBB+” by S&P and “Baa1” by Moody’s (or, if Moody’s does not rate such insurer, at least “A: VIII” by AM Best).

Representation Number on Exhibit B		Mortgage Loan Name and Number as Identified on Exhibit A	Description of Exception

(16)	Insurance	Firewheel Plaza Shopping Center (Loan No. 17) Shops at Eagle Point (Loan No. 32)	With respect to the umbrella liability policies maintained by insurance company Torus Specialty Insurance Company, which is not rated by S&P and which is rated by AM Best as “A-:XI”, so long as such insurance company maintains the above AM Best rating and such rating is not downgraded or withdrawn, then the lender approves of such insurance company maintaining the umbrella liability policies. In the event of any downgrade or withdrawal of such rating from AM Best, then within 30 days thereof the Mortgagor is required to replace and obtain coverage under the policies with insurance companies meeting the rating requirements set forth herein above.

(16)	Insurance	Homewood Suites Charlotte (Loan No. 19)	The lender is required to accept Penn National Security Insurance Company, rated “A-:X” with AM Best as the insurer for the required property insurance, so long as the rating of such insurer is not withdrawn or downgraded below “A-:X” with AM Best. In the event such insurer’s rating is withdrawn or downgraded below a rating of “A-:X” with AM Best, the Mortgagor is required to promptly notify the lender and replace such insurer with an insurer meeting the rating requirements set forth herein above.

(16)	Insurance	Walkers Village Shopping Center (Loan No. 23)	The lender is required to accept Millers Capital Insurance Company, rated “A:VII” with AM Best as the insurer for the Mortgaged Property and general liability policies, for so long as the rating of such insurer is not withdrawn or downgraded below the rating in place as of the origination date of the loan.

(16)	Insurance	Fiesta Plaza (Loan No. 37)	The threshold used in the Mortgage Loan documents, as it pertains to use of insurance proceeds for repair and restoration in respect of a property loss, is 6% of the original principal balance of the loan, instead of 5% of the then outstanding principal amount of the loan.

(24)	Local Law Compliance	Park Plaza Shopping Center (Loan No. 35)	The Mortgaged Property is currently subject to three building code violations as a result of the failure to have proper fencing around the trash dumpsters.

(25)	Licenses and Permits	DoubleTree Hotel Universal (Loan No. 13)	As of the origination date, the Mortgaged Property is operating with a temporary liquor license. A permanent liquor license is expected to be issued six to eight months after origination and application for the other licenses and permits have been made.

(26)	Recourse Obligations	590 Madison Avenue (Loan No. 1)	The Mortgage Loan will be recourse to the borrowing entity only; there will be no standard recourse provisions to the borrower sponsor.

(26)	Recourse Obligations	South Plains Mall (Loan No. 2)	To the extent that an environmental insurance policy acceptable to the lender covers the Mortgaged Property, the lender is required to use commercially reasonable efforts to collect under such policy prior to making a claim for environmental matters under the recourse carveout guaranty.

Representation Number on Exhibit B		Mortgage Loan Name and Number as Identified on Exhibit A	Description of Exception

(26)	Recourse Obligations	Glenbrook Square (Loan No. 5)	Prohibited transfers of the Mortgaged Property or equity interests in the Mortgagor are limited to actual damages, rather than full springing recourse.

(26)	Recourse Obligations	Deerfield Crossing (Loan No. 7) Lake Forest Place (Loan No. 14)	The lender has agreed to waive the environmental indemnity and will require a lender environmental collateral protection and liability insurance policy instead.

(27)	Mortgage Releases	Glenbrook Square (Loan No. 5)	The Mortgagor is permitted (subject to compliance with all REMIC-related requirements) to substitute portions of the related Mortgaged Property collateral with exchange parcels. To the extent such portions are income-producing, a Rating Agency Confirmation will be required.

(30)	Due-on-Sale or Encumbrance	Element LA (Loan No. 4)	Transfers in excess of 49% are permitted, so long as Hudson Pacific Properties, Inc. continues to control and own at least 20% of the direct or indirect interests in the Mortgagor, the guarantor and manager.

(30)	Due-on-Sale or Encumbrance	Hammons Hotel Portfolio (Loan No. 6)	The Mortgage Loan documents permit the transfer of the related Mortgaged Properties to JD Holdings, L.L.C. in connection with the exercise of its right to purchase the Mortgaged Properties upon the redemption (or other disposition) of the preferred interest of the John Q. Hammons Revocable Trust in Atrium Hotels, L.P. (formerly known as the John Q. Hammons Hotels, L.P.), which redemption or disposition is subject to litigation set forth in the exception to Representation and Warranty No.13.

(31)	Single-Purpose Entity	Hammons Hotel Portfolio (Loan No. 6)	The organizational documents for the Mortgagors identified as JQH-Concord Development, LLC, JQH-Glendale, AZ Development, LLC, Hammons of Huntsville, LLC and JQH-Murfreesboro Development, LLC do not provide that such Mortgagor is a Single-Purpose Entity.

(31)	Single-Purpose Entity	East Viking Plaza (Loan No. 15)	The Mortgagor previously owned four outparcels adjacent to the Mortgaged Property. Three of the outparcels were sold to third parties prior to the origination of the Mortgage Loan and the fourth outparcel was conveyed to an affiliate of Mortgagor on the origination date.

(31)	Single-Purpose Entity	Country Creek Commons (Loan No. 18)	The Mortgagor previously owned a 50% membership interest in Country Creek Professional Office Building, LLC, a Michigan limited liability company, which was conveyed to an affiliate prior to the origination of the Mortgage Loan.

(31)	Single-Purpose Entity	Homewood Suites Charlotte (Loan No. 19)	The Mortgagor previously owned a hotel, which was sold in December 2012 prior to the Mortgagor’s purchase of the Mortgaged Property.

(32)	Defeasance	Westin Boston Waterfront (Loan No. 3)	Partial defeasance of the Mortgage Loan is permitted to the extent necessary to meet a debt yield test.

Representation Number on Exhibit B		Mortgage Loan Name and Number as Identified on Exhibit A	Description of Exception

(34)	Ground Leases	Westin Boston Waterfront (Loan No. 3)	(e) An estoppel letter received from ground lessor expressly approves of the Trust as a qualified leasehold mortgagee. Any other assignee of the Mortgage Loan is required to be an institutional lender (in accordance with the terms of the Mortgage Loan documents) or otherwise reasonably acceptable to the ground lessor. Assignments of lessee’s interests are subject to the reasonable approval of the lessor and hotel management under an acceptable management agreement

(34)	Ground Leases	Hammons Hotel Portfolio (Loan No. 6)

(a) Neither the Ground Lease for the Mortgaged Property in Glendale, AZ nor the estoppel certificate obtained for the benefit of the Mortgagee at origination includes an express consent to the encumbrance of the lessee’s interest.

(b), (h), (j) and (k) The Ground Lease for the Mortgaged Property in Glendale, Arizona does not include the restrictions set forth in these representations.

(e) Neither the Ground Lease for the Mortgaged Property in Glendale, Arizona nor the estoppel certificate obtained for the benefit of the Mortgagee at origination includes an express consent to the assignment of the related Ground Lease to the holder of the Mortgage Loan. Any such assignment will be subject to the consent of the lessor at the time of assignment.

(g) With respect to the Ground Lease for the Mortgaged Property in Glendale, Arizona, the estoppel certificate entered for the benefit of lender entitles lender to any notice delivered to the applicable Mortgagor under the Ground Lease but does not include a limitation that no notice of default or termination is effective against the lender unless such notice is given to the lender.

(l) The Ground Lease for the Mortgaged Property in Glendale, Arizona does not include a right to a new lease.

(39)	Organization of Mortgagor	Deerfield Crossing (Loan No. 7) Lake Forest Place (Loan No. 14)	The Mortgagors under each of the related Mortgage Loans are affiliates of each other.

(39)	Organization of Mortgagor	Firewheel Plaza Shopping Center (Loan No. 17) All Storage Paloma Creek (Loan No. 28) Shops at Eagle Point (Loan No. 32)	The Mortgagors under each of the related Mortgage Loans are affiliates of each other.

EXHIBIT D

FORM OF OFFICER’S CERTIFICATE

[                             ] (“Seller”) hereby certifies as follows:

1.            All of the representations and warranties (except as set forth on Exhibit C) of the Seller under the Mortgage Loan Purchase Agreement, dated as of November 1, 2015 (the “Agreement”), between GS Mortgage Securities Corporation II and Seller, are true and correct in all material respects on and as of the date hereof (or as of such other date as of which such representation is made under the terms of Exhibit B to the Agreement) with the same force and effect as if made on and as of the date hereof (or as of such other date as of which such representation is made under the terms of Exhibit B to the Agreement).

2.           The Seller has complied in all material respects with all the covenants and satisfied all the conditions on its part to be performed or satisfied under the Agreement on or prior to the date hereof, and no event has occurred which would constitute a default on the part of the Seller under the Agreement.

3.           Neither the Prospectus, dated November 9, 2015 (the “Base Prospectus”), as supplemented by the Prospectus Supplement, dated November 17, 2015 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), relating to the offering of the Class A-1, Class A-2, Class A-3, Class A-AB, Class X-A, Class X-B, Class A-S, Class B, Class PEZ, Class C, Class D and Class X-D Certificates, nor the Offering Circular, dated November 17, 2015 (the “Offering Circular”), relating to the offering of the Class E, Class F, Class G and Class R Certificates, in the case of the Prospectus, as of the date of the Prospectus Supplement or as of the date hereof, or the Offering Circular, as of the date thereof or as of the date hereof, included or includes any untrue statement of a material fact relating to the Seller, the Mortgage Loans, any related Whole Loan (including, without limitation, the identity of the servicers for, and the terms of the Other Pooling and Servicing Agreement governing the servicing of, any related Non-Serviced Whole Loan), the related Mortgaged Properties and the related Mortgagors and their respective affiliates, or omitted or omits to state therein a material fact relating to the Seller, the Mortgage Loans, any related Whole Loan (including, without limitation, the identity of the servicers for, and the terms of the Other Pooling and Servicing Agreement governing the servicing of, any related Non-Serviced Whole Loan), the related Mortgaged Properties and the related Mortgagors and their respective affiliates required to be stated therein or necessary in order to make the statements therein relating to the

Seller, the Mortgage Loans, any related Whole Loan (including, without limitation, the identity of the servicers for, and the terms of the Other Pooling and Servicing Agreement governing the servicing of, any related Non-Serviced Whole Loan), the related Mortgaged Properties and the related Mortgagors and their respective affiliates, in the light of the circumstances under which they were made, not misleading.

For the purposes of the foregoing certifications, with respect to any description contained in the Prospectus and the Offering Circular of the terms or provisions of or servicing arrangements under any Other Pooling and Servicing Agreement governing the servicing of a Non-Serviced Whole Loan, to the extent that such description refers to any terms or provisions of or servicing arrangements under the Pooling and Servicing Agreement, the Seller has assumed that the description of such terms or provisions of or servicing arrangements under the Pooling and Servicing Agreement contained in the Prospectus and the Offering Circular (i) does not include an untrue statement of a material fact and (ii) does not omit to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Capitalized terms used herein without definition have the meanings given them in the Agreement or, if not defined therein, in the Pooling and Servicing Agreement.

[SIGNATURE APPEARS ON THE FOLLOWING PAGE]

Certified this 1st day of December, 2015.

GOLDMAN SACHS MORTGAGE COMPANY

By:		,
Authorized Representative